NEWS RELEASE

FOR IMMEDIATE RELEASE

Pacira Pharmaceuticals, Inc. Reports First Quarter 2017 Financial Results

-- EXPAREL® Net Product Sales Up 6% Year-Over-Year --
-- Conference Call Today at 8:30 a.m. ET --

PARSIPPANY, N.J., May 4, 2017 - Pacira Pharmaceuticals, Inc. (NASDAQ: PCRX) today provided updates on EXPAREL® (bupivacaine liposome injectable suspension) for postsurgical pain in the United States and announced consolidated financial results for the first quarter ended March 31, 2017.

“We’re pleased with our strong first quarter highlighted by important strategic advances and solid revenue growth,” said Dave Stack, chairman and chief executive officer of Pacira. “Our newly launched partnerships with DePuy Synthes and Trinity Health center on our shared commitment to providing patients and healthcare providers with an opioid-sparing solution. We are also advancing a robust clinical program with important value-drivers on the near-term horizon, including mid-year data readouts for our two Phase 3 nerve block studies and the publication of our successful Phase 4 study in total knee arthroplasty. Finally, we significantly strengthened our balance sheet during the first quarter. We believe the foundation is in place to drive EXPAREL sales growth for the rest of 2017 and beyond.”

Recent Highlights

•
Positive results from Phase 4 study of EXPAREL in total knee arthroplasty (TKA). EXPAREL (bupivacaine liposome injectable suspension) achieved statistical significance for its co-primary endpoints of opioid reduction (p=0.0048) and postsurgical pain control (p=0.0381). EXPAREL also achieved statistical significance for key secondary endpoints, including time to first opioid and the percentage of patients who did not require any opioids to treat their postsurgical pain. The trial compared EXPAREL-based local analgesia infiltration to standard bupivacaine-based local analgesia infiltration, each as part of a standard multi-modal analgesic protocol.

•
EXPAREL focus of educational programs at American Academy of Orthopaedic Surgeons Annual Meeting. At the American Academy of Orthopaedic Surgeons Annual Meeting, Pacira and its partner DePuy Synthes, a Johnson & Johnson company, supported multiple educational programs around the impact of opioids and postsurgical pain management. The companies also hosted innovative virtual reality experiences to demonstrate EXPAREL best practice infiltration technique in total knee arthroplasty.

Pacira and DePuy Synthes entered into an agreement in January 2017 to support the promotion, education and training for EXPAREL in orthopedic procedures.

•
Collaboration with Trinity Health to decrease opioid use. In March 2017, Pacira and Trinity Health launched a collaboration focusing on developing standardized procedure-specific enhanced recovery and pain protocols that will include using opioid alternatives when appropriate. The two organizations will also develop educational materials and generate data to track progress.

•
Gross proceeds of $345 million from private offering of convertible notes. In March 2017, Pacira completed a private offering of 2.375% convertible senior notes due 2022. The Company incurred approximately $11 million in financing costs and retired approximately $118 million in principal value of its existing 3.25% convertible senior notes due 2019.

•
New EXPAREL patent extends exclusivity to December 2021. In March 2017, the U.S. Patent and Trademark Office issued U.S. Patent 9,585,838. The claims of the patent relate to the production of multivesicular liposomes. This is the third EXPAREL patent listed in the Food and Drug Administration Orange Book.

First Quarter 2017 Financial Results

•	EXPAREL net product sales were $67.7 million in the first quarter of 2017, a 6% increase over the $63.8 million reported for the first quarter of 2016.

•	Total revenues were $69.3 million in the first quarter of 2017, a 6% increase over the $65.5 million reported for the first quarter of 2016.

•	Total operating expenses were $83.3 million in the first quarter of 2017, compared to $67.7 million in the first quarter of 2016.

•
GAAP net loss was $19.9 million, or $(0.52) per share (basic and diluted), in the first quarter of 2017, compared to a GAAP net loss of $3.9 million, or $(0.10) per share (basic and diluted), in the first quarter of 2016.

•
Non-GAAP net loss was $7.3 million, or $(0.19) per share (basic and diluted) in the first quarter of 2017, compared to non-GAAP net income of $5.7 million, or $0.15 per share (basic) and $0.14 per share (diluted), in the first quarter of 2016.

•	Pacira ended the first quarter of 2017 with cash, cash equivalents and short-term investments (“cash”) of $383.7 million.

•	Pacira had 38.0 million basic weighted average shares of common stock outstanding in the first quarter of 2017.

2017 Outlook

Pacira reiterated its full year 2017 financial guidance as follows:

•	EXPAREL net product sales of $290 million to $310 million.

•	Non-GAAP gross margins of approximately 70%.

•	Non-GAAP research and development (R&D) expense of $50 million to $60 million.

•	Non-GAAP selling, general and administrative (SG&A) expense of $145 million to $155 million.

•	Stock-based compensation of $30 million to $35 million.

See “Non-GAAP Financial Information” and “Reconciliations of GAAP to Non-GAAP 2017 Financial Guidance” below.

Today’s Conference Call and Webcast Reminder

The Pacira management team will host a conference call to discuss the company’s financial results and recent developments today, Thursday, May 4, 2017, at 8:30 a.m. ET. The call can be accessed by dialing 1-877-845-0779 (domestic) or 1-720-545-0035 (international) ten minutes prior to the start of the call and providing the Conference ID 4977296.

A replay of the call will be available approximately two hours after the completion of the call and can be accessed by dialing 1-855-859-2056 (domestic) or 1-404-537-3406 (international) and providing the Conference ID 4977296. The replay of the call will be available for two weeks from the date of the live call.

The live, listen-only webcast of the conference call can also be accessed by visiting the “Investors & Media” section of the company’s website at investor.pacira.com. A replay of the webcast will be archived on the Pacira website for two weeks following the call.

Non-GAAP Financial Information

This press release contains financial measures that do not comply with U.S. generally accepted accounting principles (GAAP), such as non-GAAP net income (loss), non-GAAP cost of goods sold, non-GAAP gross margins, non-GAAP research and development (R&D) and non-GAAP selling, general and administrative (SG&A) expenses, because such measures exclude stock-based compensation, amortization of debt discount and loss on early extinguishment of debt. These measures supplement our financial results prepared in accordance with GAAP. Pacira management uses these measures to better analyze its financial results, estimate its future cost of goods sold, gross margins, R&D and SG&A outlook for 2017 and to help make managerial decisions. In management’s opinion, these non-GAAP measures are useful to investors and other users of our financial statements by providing greater transparency into the operating performance at Pacira and the company’s future outlook. Such measures should not be deemed to be an alternative to GAAP requirements or a measure of liquidity for Pacira. Non-GAAP measures are also unlikely to be comparable with non-GAAP disclosures released by other companies. See the tables below for a reconciliation of GAAP to non-GAAP measures, and a reconciliation of our GAAP to non-GAAP 2017 financial guidance for gross margins, R&D and SG&A.

About Pacira

Pacira Pharmaceuticals, Inc. (NASDAQ: PCRX) is a specialty pharmaceutical company focused on the clinical and commercial development of new products that meet the needs of acute care practitioners and their patients. The company’s flagship product, EXPAREL® (bupivacaine liposome injectable suspension), indicated for single-dose infiltration into the surgical site to produce postsurgical analgesia, was commercially launched in the United States in April 2012. EXPAREL and two other products have successfully utilized DepoFoam®, a unique and proprietary product delivery technology that encapsulates drugs without altering their molecular structure, and releases them over a desired period of time. Additional information about Pacira is available at www.pacira.com.

About EXPAREL®

EXPAREL (bupivacaine liposome injectable suspension) is currently indicated for single-dose infiltration into the surgical site to produce postsurgical analgesia. The product combines bupivacaine with DepoFoam®, a proven product delivery technology that delivers medication over a desired time period. EXPAREL represents the first and only multivesicular liposome local anesthetic that can be utilized in the peri- or postsurgical setting. By utilizing the DepoFoam platform, a single dose of EXPAREL delivers bupivacaine over time, providing significant reductions in cumulative pain score with up to a 45 percent decrease in opioid consumption; the clinical benefit of the opioid reduction was not demonstrated. Additional information is available at www.EXPAREL.com.

Important Safety Information

EXPAREL is contraindicated in obstetrical paracervical block anesthesia. EXPAREL has not been studied for use in patients younger than 18 years of age. Non-bupivacaine-based local anesthetics, including lidocaine, may cause an immediate release of bupivacaine from EXPAREL if administered together locally. The administration of EXPAREL may follow the administration of lidocaine after a delay of 20 minutes or more. Other formulations of bupivacaine should not be administered within 96 hours following administration of EXPAREL. Monitoring of cardiovascular and neurological status, as well as vital signs should be performed during and after injection of EXPAREL as with other local anesthetic products. Because amide-type local anesthetics, such as bupivacaine, are metabolized by the liver, EXPAREL should be used cautiously in patients with hepatic disease. Patients with severe hepatic disease, because of their inability to metabolize local anesthetics normally, are at a greater risk of developing toxic plasma concentrations. In clinical trials, the most common adverse reactions (incidence greater-than or equal to 10%) following EXPAREL administration were nausea, constipation, and vomiting.

Please see the full Prescribing Information for more details available at http://www.exparel.com/pdf/EXPAREL_Prescribing_Information.pdf.

Forward Looking Statements

Any statements in this press release about our future expectations, plans, outlook and prospects, and other statements containing the words “believes,” “anticipates,” “plans,” “estimates,” “expects,” “intends,” “may” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to: the success of our sales and manufacturing efforts in support of the commercialization of EXPAREL; the rate and degree of market acceptance of EXPAREL and our other products; the size and growth of the potential markets for EXPAREL and our ability to serve those markets; our plans to expand the use of EXPAREL to additional indications and opportunities, and the timing and success of any related clinical trials; the related timing and success of United States Food and Drug Administration supplemental New Drug Applications; the outcome of the U.S. Department of Justice inquiry; our plans to evaluate, develop and pursue additional DepoFoam-based product candidates; clinical trials in support of an existing or potential DepoFoam-based product; our plans to continue to manufacture and provide support services for our commercial partners who have licensed DepoCyt(e); our commercialization and marketing capabilities; our and Patheon UK Limited’s ability to successfully and timely construct dedicated EXPAREL manufacturing suites; and other factors discussed in the “Risk Factors” of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in other filings that we periodically make with the SEC. In addition, the forward-looking statements included in this press release represent our views as of the date of this press release. Important factors could cause our actual results to differ materially from those indicated or implied by forward-looking statements, and as such we anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor Contact:
Susan Mesco, (973) 451-4030
susan.mesco@pacira.com

Media Contact:
Coyne Public Relations
Alyssa Schneider, (973) 588-2270
aschneider@coynepr.com

(Tables to Follow)

Pacira Pharmaceuticals, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$383,699	$172,597
Accounts receivable, net	27,702	29,937
Inventories, net	30,311	31,278
Prepaid expenses and other current assets	6,252	9,277
Total current assets	447,964	243,089
Fixed assets, net	102,571	101,016
Goodwill	48,829	46,737
Other assets	598	624
Total assets	$599,962	$391,466

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,373	$7,511
Accrued expenses	34,900	36,666
Convertible senior notes (1)	759	—
Current portion of deferred revenue	520	595
Income taxes payable	96	66
Total current liabilities	45,648	44,838
Deferred revenue	7,357	7,487
Other liabilities	10,332	11,427
Convertible senior notes (2)	265,992	108,738
Total stockholders’ equity	270,633	218,976
Total liabilities and stockholders’ equity	$599,962	$391,466

(1) $759 thousand relates to our 3.25% convertible senior notes due 2019. These notes are classified as current at March 31, 2017 because the note holders can convert any time during the quarter ended June 30, 2017. These convertible senior notes were classified as non-current at December 31, 2016.

(2) At March 31, 2017, $266.0 million relates to our 2.375% convertible senior notes due 2022 that are not currently convertible. $108.7 million at December 31, 2016 relates to our 3.25% convertible senior notes due 2019 that are now current liabilities as explained in footnote 1 above.

Pacira Pharmaceuticals, Inc.
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2017	2016
Net product sales:
EXPAREL	$67,701	$63,752
DepoCyt(e) and other product sales	724	750
Total net product sales	68,425	64,502
Collaborative licensing and milestone revenue	206	356
Royalty revenue	652	616
Total revenues	69,283	65,474

Operating expenses:
Cost of goods sold	24,581	20,278
Research and development	16,632	9,493
Selling, general and administrative	42,120	37,957
Total operating expenses	83,333	67,728
Loss from operations	(14,050)	(2,254)

Other (expense) income:
Interest income	514	252
Interest expense	(2,589)	(1,868)
Loss on early extinguishment of debt (1)	(3,721)	—
Other, net	10	48
Total other expense, net	(5,786)	(1,568)
Loss before income taxes	(19,836)	(3,822)
Income tax expense	(30)	(32)
Net loss	$(19,866)	$(3,854)

Net loss per share:
Basic and diluted net loss per common share	$(0.52)	$(0.10)
Weighted average common shares outstanding:
Basic and diluted	37,998	37,020

(1) Amount relates to the loss on early extinguishment from our repurchase of $117.7 million of principal amount of our 3.25% convertible senior notes due 2019.

Pacira Pharmaceuticals, Inc.
Reconciliation of GAAP to Non-GAAP Financial Information
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2017	2016

GAAP net loss	$(19,866)	$(3,854)

Non-GAAP adjustments:
Stock-based compensation	7,400	8,490
Loss on early extinguishment of debt	3,721	—
Amortization of debt discount	1,411	1,022
Total Non-GAAP adjustments	12,532	9,512

Non-GAAP net income (loss)	$(7,334)	$5,658

GAAP basic and diluted net loss per common share	$(0.52)	$(0.10)

Non-GAAP basic net income (loss) per common share	$(0.19)	$0.15
Non-GAAP diluted net income (loss) per common share	$(0.19)	$0.14

Weighted average common shares outstanding - basic	37,998	37,020
Weighted average common shares outstanding - diluted	37,998	41,144

Cost of goods sold reconciliation:
GAAP cost of goods sold	$24,581	$20,278
Stock-based compensation	(1,375)	(1,549)
Non-GAAP cost of goods sold	$23,206	$18,729

Research and development reconciliation:
GAAP research and development	$16,632	$9,493
Stock-based compensation	(658)	(893)
Non-GAAP research and development	$15,974	$8,600

Selling, general and administrative reconciliation:
GAAP selling, general and administrative	$42,120	$37,957
Stock-based compensation	(5,367)	(6,048)
Non-GAAP selling, general and administrative	$36,753	$31,909

Pacira Pharmaceuticals, Inc.
Reconciliation of GAAP to Non-GAAP 2017 Financial Guidance
(dollars in millions)

GAAP to Non-GAAP Guidance	GAAP	Stock-Based Compensation	Non-GAAP
EXPAREL net product sales	$290 to $310	—	—
Gross margin	Approx. 68%	Approx. 2%	Approx. 70%
Research and development expense	$52 to $64	$2 to $4	$50 to $60
Selling, general and administrative expense	$167 to $180	$22 to $25	$145 to $155
Stock-based compensation	$30 to $35	—	—